                                                                      Exhibit 99

    MOBIL ANNOUNCES SECOND QUARTER 1998 OPERATING EARNINGS OF $655 MILLION


                                     Second Quarter

                                   1997  1998  Change
                                   ----  ----  ------
Operating Earnings ($ millions)     870   655    (215)
  per share ($)                    1.09  0.82   (0.27)
  assuming dilution ($)            1.07  0.81   (0.26)

Net Income ($ millions)             850   642    (208)
  per share ($)                    1.06  0.81   (0.25)
  assuming dilution ($)            1.04  0.79   (0.25)


- Self-help initiatives of an additional $90 million, including 4% higher downstream product trade sales, higher chemical sales and other performance improvements, cushioned the impact of sharp declines in industry fundamentals.

- Worldwide downstream earnings were strong reflecting improved operating performance.

    - U.S. Marketing and Refining matched last year's record second quarter earnings and set a new six-month earnings record.

    - Benefits from our European alliance with BP continued to grow, in line with expectations.

    - Asia-Pacific earnings were up despite weak fundamentals in the region, reflecting strong performance and benefits from initiatives.

    - Lube earnings improved, benefiting from initiatives and lower feedstock costs.

- Upstream production was down, largely as a result of temporary constraining factors including OPEC quota reductions and a drop in Asian LNG demand.

FAIRFAX, VA, JULY 22, 1998 MOBIL CORPORATION today reported second quarter 1998 estimated operating earnings of $655 million. This is a decrease of $215 million, or 25%, from the $870 million earned in the same period last year. Operating earnings per common share, assuming dilution, were $0.81, compared with $1.07 in the second quarter of 1997. Including special items, net income for the quarter was $642 million, or $0.79 per common share, versus $850 million, or $1.04 per share, last year. This year's second quarter net income included a $13 million special charge for on-going implementation costs associated with the BP European downstream alliance, while last year's second quarter net income included a charge of $20 million for these implementation costs.

"In addition to significantly lower crude oil prices, down about $5 per barrel from the same period last year, weak industry fundamentals in many of our businesses hurt earnings in the second quarter," said Mobil Chairman and CEO Lucio A. Noto. International natural gas prices trended lower, particularly for LNG; Asia-Pacific downstream margins, both refining and marketing, weakened considerably; and petrochemical margins remained under downward pressure. Considering these fundamentals, Mobil's earnings held up fairly well due to about $90 million of benefits from self-help programs. During the first six months, self-help has contributed almost $200 million to Mobil's 1998 earnings.

"In the Downstream, self-help included continued growth in trade sales volumes, strong refinery performance and contributions from on-going initiatives. In the U.S., strong refinery performance and the effects of successful marketing programs to increase gasoline sales contributed to record second quarter and six months earnings. Benefits from the BP downstream alliance in Europe continued to grow, and in Asia-Pacific, earnings were up despite significantly lower margins, benefiting from numerous initiatives implemented over the last year and improved refinery performance. Lube earnings were higher, benefiting from initiatives and increased margins due to lower feedstock costs.

"In the Upstream, lower worldwide crude oil and international natural gas prices
impacted earnings by over $200 million.   Additionally, Mobil's year-to-date
production declined by over 1% versus the same period last year, largely due to temporary constraining factors. These factors include economic conditions in Asia, which have resulted in the deferral of LNG cargoes from Indonesia, and cutbacks in OPEC quotas, which primarily impact our Nigerian operations. Longer term, our goal to grow production by an average of 4 % per year, remains unchanged."

Noto concluded, "This year's collapse of crude oil prices is evidence of the continuing volatility in industry conditions to which Mobil is subjected. Due to uncertainty with respect to the pace of economic recovery in Asia and the outlook for crude oil supplies in the near term, Mobil will continue to focus on self-help initiatives to sustain and grow earnings."

The following comments address the operating performance of the major business segments during the second quarter of 1998 as compared with the same quarter in 1997 (refer to Table 2):

     COMPARISON OF SECOND QUARTER 1998 WITH SECOND QUARTER 1997
     ----------------------------------------------------------

o  Exploration & Producing operating earnings of $235 million were $223 million
   -----------------------
   lower than last year's $458 million.

   In the United States, earnings of $44 million decreased $83 million as significantly lower crude oil prices and higher exploration expenses were only partly offset by higher natural gas prices.

   International earnings of $191 million were $140 million lower, primarily reflecting a large decline in average crude oil and natural gas prices. The effects of higher liquids volumes in Canada, Equatorial Guinea and Australia were offset by the effects of OPEC constraints, mainly in Nigeria, and the deferral of LNG cargoes from Indonesia.

o  Marketing & Refining operating earnings of $417 million were $3 million lower
   --------------------
   than in 1997.

   Operating earnings in the United States were $194 million, matching last year's record second quarter results. This quarter's strong results were driven by excellent operating performance, strong integrated margins and the success of various marketing programs. Gasoline trade sales were 6% higher than last year and lube income was up due to improved margins and product mix.

   International earnings of $223 million were $3 million lower than in 1997. In Europe, earnings were higher due to stronger integrated margins and additional benefits from the Mobil-BP alliance. Earnings were also stronger in Asia-Pacific, despite the significant deterioration in both refining and marketing margins. Earnings benefited from performance initiatives in the region, improved refinery performance and higher trade sales volumes. Other international earnings were negatively impacted by the scheduled turnaround at our Yanbu, Saudi Arabia joint venture refinery and lower margins for product exports from this facility.

o  Chemical earnings of $58 million were $33 million lower than last year as a
   --------
   result of lower polyethylene and paraxylene margins, somewhat offset by the effects of higher volumes.

o  Corporate and Financing expenses of $55 million were $44 million lower than
   -----------------------
   in the second quarter of 1997 primarily due to lower average net debt balances, the timing of expenses and certain one-time benefits in this year's second quarter.

              COMPARISON OF SIX MONTHS 1998 WITH SIX MONTHS 1997
              --------------------------------------------------

Mobil's first half 1998 net income was $1,347 million, compared with $1,676 million for the same period in 1997. This year's net income included special charges of $23 million for implementation costs for the Mobil-BP downstream European alliance. First half 1997 net income included special charges of $38 million for Mobil-BP alliance implementation costs.

Excluding special items, first half operating earnings of $1,370 million were down $344 million, or 20%, from the comparable period in 1997. The decline was primarily due to the significant drop in worldwide average crude oil and natural gas prices and lower downstream margins in Asia-Pacific, partly offset by self-help initiatives and stronger downstream margins in the U.S. and Europe. Self-help included the overall favorable effects of volumes, excellent refinery performance and benefits from the Mobil-BP European downstream alliance. Additionally, Asia-Pacific downstream benefited from on-going restructuring initiatives throughout the region.

Estimates of key financial and operating data are shown below and on the attached tables.

Investment Spending for the second quarter of 1998 was $1,507 million, $49
-------------------
million higher than in the comparable period last year. For the first six months of 1998, investment spending was $2,360 million, compared with $2,292 million for the same period last year.

Mobil's Return on Average Capital Employed for the twelve months ended June 30,
        ----------------------------------
1998, based on operating earnings (excluding special items), was 11.9%, compared with 14.0% for calendar year 1997. On a net income basis, returns were 11.4% and 13.4% for the same periods.

Return on Average Shareholders' Equity for the twelve months ended June 30,
--------------------------------------
1998, based on operating earnings (excluding special items), was 15.8%, compared with 17.8% for calendar year 1997. On a net income basis, returns were 15.1% and 17.0% for the same periods.

Mobil's Debt-to-Capitalization Ratio was 30% at June 30, 1998, and 25% at
        ----------------------------
December 31, 1997.

Common Stock Dividends were $0.57 per share in the second quarter of 1998, up by
----------------------
$.04 per share from the second quarter of last year and by $.08 per share on a year-to-date basis.

                                                                         Table 1
                                    MOBIL CORPORATION


                                           Second Quarter                Six Months
                                    --------------------------   --------------------------
INCOME  ($MM)                        1997      1998     Incr/     1997      1998     Incr/
                                                        (Decr)                       (Decr)
                                    ------    ------    ------   ------   -------    ------
Petroleum Operations
  E&P: United States                  127        44       (83)     351      124       (227)
       International                  331       191      (140)     801      501       (300)
                                    ------    ------    ------   ------   ------     ------
  Total Exploration & Producing       458       235      (223)   1,152      625       (527)

  M&R: United States                  194       194         -      152      280        128
       International                  206       210         4      380      439         59
                                    ------    ------    ------   ------   ------     ------
  Total Marketing & Refining          400       404         4      532      719        187
                                    ------    ------    ------   ------   ------     ------
Total Petroleum                       858       639      (219)   1,684    1,344       (340)

Chemical                               91        58       (33)     176      125        (51)
Corporate and Financing (a)           (99)      (55)       44     (184)    (122)        62
                                    ------    ------    ------   ------   ------     ------
Net Income                            850       642      (208)   1,676    1,347       (329)
==========                          =====     =====     =====    =====    =====      =====

COMMON SHARES OUTSTANDING (MM)
  End of Period                                                  787.1    781.6       (5.5)
  Average                           787.0     781.6      (5.4)   787.6    781.8       (5.8)
  Average -- Assuming Dilution      815.6     811.1      (4.5)   815.8    810.7       (5.1)

NET INCOME PER COMMON SHARE ($) (b)  1.06      0.81     (0.25)    2.10     1.69      (0.41)
  Assuming Dilution (c)              1.04      0.79     (0.25)    2.05     1.65      (0.40)

DIVIDENDS
  Common Stock
    Total Paid ($MM)                  417       446        29      835      891         56
    Per Share ($)                    0.53      0.57      0.04     1.06     1.14       0.08

  Preferred Stock ($MM)                13        12        (1)      26       25         (1)

________________________________________
(a) Includes corporate administrative expenses, net financing expense and other items.
(b) The net income per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.
(c) Net income per common share assuming dilution includes the dilutive effects of stock options and convertible preferred stock.

                                                                         Table 2
                               MOBIL CORPORATION

                                               Second Quarter              Six Months
                                         -----------------------  -----------------------------
INCOME  ADJUSTED FOR SPECIAL              1997   1998    Incr/      1997      1998     Incr/
  ITEMS ($MM)                                            (Decr)                        (Decr)
                                         ------ ------- --------  --------- --------- ---------
Petroleum Operations
  E&P: United States                       127      44      (83)       351       124      (227)
       International                       331     191     (140)       801       501      (300)
                                         ------ ------- --------  --------- --------- ---------
  Total Exploration & Producing            458     235     (223)     1,152       625      (527)

  M&R: United States                       194     194        -        152       280       128
       International                       226     223       (3)       418       462        44
                                         ------ ------- --------  --------- --------- ---------
  Total Marketing & Refining               420     417       (3)       570       742       172
                                         ------ ------- --------  --------- --------- ---------
Total Petroleum                            878     652     (226)     1,722     1,367      (355)

Chemical                                    91      58      (33)       176       125       (51)
Corporate and Financing (a)                (99)    (55)      44       (184)     (122)       62
                                         ------ ------- --------  --------- --------- ---------
Operating Earnings (Before
  Special Items)                            870     655    (215)     1,714     1,370      (344)

Special Items                              (20)    (13)       7        (38)      (23)       15
                                         ------ ------- --------  --------- --------- ---------
Net Income                                  850    642     (208)     1,676     1,347      (329)
                                         ====== ======= ========  ========= ========= =========


EARNINGS PER COMMON SHARE ($)
  BASED ON:

     Operating Earnings (Before
       Special Items) (b)                 1.09    0.82    (0.27)      2.14      1.72     (0.42)
          Assuming Dilution(c)            1.07    0.81    (0.26)      2.10      1.68     (0.42)

     Net Income (b)                       1.06    0.81    (0.25)      2.10      1.69     (0.41)
          Assuming Dilution(c)            1.04    0.79    (0.25)      2.05      1.65     (0.40)

(a) Includes corporate administrative expenses, net financing expense and other items.
(b) The earnings per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.
(c) Earnings per common share assuming dilution includes the dilutive effects of stock options and convertible preferred stock.

                                                                         Table 3

                               MOBIL CORPORATION

                                                   1997 by Quarter and Year                       1998
SPECIAL ITEMS                        ------------------------------------------------------    ------------
  AFFECTING INCOME ($MM)                1Q          2Q         3Q         4Q         YEAR        IQ     2Q
                                     ---------   ---------   -------   ---------   --------    -----  -----
E&P United States
  Asset Sales                                -           -        53           -         53        -      -
  Litigation                                 -           -       (12)          -        (12)       -      -
  Employee Performance Award                 -           -        (4)          -         (4)       -      -

E&P International
  Asset Sales                                -           -         -          41         41        -      -
  Employee Performance Award                 -           -        (4)          -         (4)       -      -

M&R United States
  Asset Impairment                           -           -         -         (18)       (18)       -      -
  LIFO/Other Inv. Adj.                       -           -         -           8          8        -      -
  Employee Performance Award                 -           -       (10)          -        (10)       -      -

M&R International
  LIFO/Other Inv. Adj.                       -           -              -     12         12        -      -
  Restructuring                            (18)        (20)      (72)       (148)      (258)     (10)   (13)
  Employee Performance Award                 -           -       (21)          -        (21)       -      -

Chemical
  Asset Sales                                -           -        48           -         48        -      -
  Litigation                                 -           -        10           -         10        -      -
  Employee Performance Award                 -           -        (5)          -         (5)       -      -

Corporate and Financing
  Asset Sales                                -           -        39           -         39        -      -
  Litigation                                 -           -       (31)          -        (31)       -      -
  Employee Performance Award                 -           -        (6)          -         (6)       -      -
                                     ---------   ---------   -------   ---------   --------    -----  -----
Total Special Items                        (18)        (20)      (15)       (105)      (158)     (10)   (13)
                                     =========   =========   =======   =========   ========    =====  =====


                                                                         TABLE 4
                               MOBIL CORPORATION


                                                   Second Quarter                         Six Months
                                             -----------------------------        ------------------------------
INVESTMENT SPENDING ($MM)                      1997      1998       Incr/          1997        1998       Incr/
                                                                    (Decr)                                (Decr)
                                             -------    -------    -------        -------    -------     -------
Capital and Exploration Expenditures
Petroleum Operations
  Exploration & Producing
    United States                                136        174         38            208        272          64
    International                                629        765        136          1,095      1,266         171
                                             -------    -------    -------        -------    -------     -------
    Total E&P                                    765        939        174          1,303      1,538         235
                                             -------    -------    -------        -------    -------     -------
  Marketing & Refining
    United States                                 77        103         26            152        163          11
    International                                150         70        (80)           244        113        (131)
                                             -------    -------    -------        -------    -------     -------
    Total M&R                                    227        173        (54)           396        276        (120)
                                             -------    -------    -------        -------    -------     -------
Total Petroleum                                  992      1,112        120          1,699      1,814         115
Chemical                                          70         70          -            124         96         (28)
Other                                             20         70         50             31         98          67
                                             -------    -------    -------        -------    -------     -------
Total Capital and Exploration
  Expenditures                                 1,082      1,252        170          1,854      2,008         154
Cash Investments in Equity
  Companies                                      376        255       (121)           438        352         (86)
                                             -------    -------    -------        -------    -------     -------
Total Investment Spending                      1,458      1,507         49          2,292      2,360          68
                                             =======    =======    =======        =======    =======     =======
Memo:  Exploration expenses
  charged to income, included above
    United States                                 11         32         21             16         49          33
    International                                 71         65         (6)           141        122         (19)
                                             -------    -------    -------        -------    -------     -------
Total Exploration Expenses                        82         97         15            157        171          14
                                             =======    =======    =======        =======    =======     =======
================================================================================================================
OTHER FINANCIAL DATA ($MM)
Total Revenues                                16,749     13,233     (3,516)        32,935     26,863      (6,072)

Depreciation, Depletion,
  and Amortization                               615        621          6          1,258      1,220         (38)

Income Taxes                                     738        392       (346)         1,602        921        (681)

AVERAGE U.S. PRICES
  Crude  ($/BBL) -- Mobil                      16.92      11.73      (5.19)         18.37      12.50       (5.87)
  Crude  ($/BBL) -- Mobil + Aera               15.90      10.38      (5.52)         17.21      11.06       (6.15)
  NGL  ($/BBL)                                 11.02       8.44      (2.58)         12.10       9.07       (3.03)
  Natural Gas ($/MCF)                           1.88       2.07       0.19           2.34       2.05       (0.29)

AVERAGE  INT'L. PRICES
  Crude  ($/BBL)                               17.83      12.70      (5.13)         18.99      13.15       (5.84)
  Natural Gas ($/MCF)                           2.63       2.12      (0.51)          2.84       2.29       (0.55)

                                                                         TABLE 5
                               MOBIL CORPORATION


                                                     Second Quarter                                Six Months
                                           ------------------------------------        -----------------------------------
                                             1997           1998         Incr/           1997         1998          Incr/
OPERATING HIGHLIGHTS                                                     (Decr)                                     (Decr)
                                           -------        -------       -------        -------       -------       -------
NET PRODUCTION OF LIQUIDS
   (TBD)

  United States                                248            242            (6)           241           241             -

  Australia                                     33             41             8             30            36             6
  Canada                                        46             60            14             45            61            16
  Equatorial Guinea                             31             46            15             28            46            18
  Indonesia                                     47             41            (6)            52            43            (9)
  Kazakhstan                                    42             42             -             38            42             4
  Nigeria                                      251            239           (12)           247           241            (6)
  Norway                                        82             76            (6)            80            77            (3)
  United Kingdom                                74             60           (14)            75            62           (13)
  Middle East/Other                             68             72             4             69            71             2
                                           -------        -------       -------        -------       -------       -------
  Total International                          674            677             3            664           679            15
                                           -------        -------       -------        -------       -------       -------
  Worldwide                                    922            919            (3)           905           920            15
                                           =======        =======       =======        =======       =======       =======

NET PRODUCTION OF NATURAL
  GAS (MMCFD)

  United States                              1,136          1,119           (17)         1,172         1,121           (51)

  Canada                                       375            461            86            373           446            73
  Germany                                      402            407             5            497           478           (19)
  Indonesia (a)                              1,527          1,252          (275)         1,593         1,367          (226)
  United Kingdom                               644            592           (52)           733           669           (64)
  Other                                        311            362            51            306           363            57
                                           -------        -------       -------        -------       -------       -------
  Total International                        3,259          3,074          (185)         3,502         3,323          (179)
                                           -------        -------       -------        -------       -------       -------
  Worldwide                                  4,395          4,193          (202)         4,674         4,444          (230)
                                           =======        =======       =======        =======       =======       =======
TOTAL NET
  PRODUCTION (TBDOE)                         1,718          1,679           (39)         1,752         1,725           (27)
                                           =======        =======       =======        =======       =======       =======

-------------------------------

(a)  Year-to-date production reflects a downward restatement of first quarter
     1998.

                                                                         TABLE 6
                               MOBIL CORPORATION

                                                  SECOND QUARTER                                 SIX MONTHS
                                       -------------------------------------        -------------------------------------
                                         1997          1998           Incr/           1997          1998           Incr/
OPERATING HIGHLIGHTS                                                  (Decr)                                       (Decr)
                                       -------       -------         -------        -------       -------         -------
REFINERY RUNS (TBD)
    United States                          978           941             (37)           919           921               2
    Europe (a)                             377           365             (12)           365           366               1
    Asia-Pacific                           574           726             152            634           737             103
    All Other                              188           133             (55)           186           156             (30)
                                       -------       -------         -------        -------       -------         -------
    Worldwide                            2,117         2,165              48          2,104         2,180              76
                                       =======       =======         =======        =======       =======         =======
PETROLEUM PRODUCT SALES (b)
  (TBD)
  United States
    Automotive Gasoline
      Sales to Trade                       573           606              33            559           584              25
      Supply/Other Sales                   288           250             (38)           245           214             (31)
                                       -------       -------         -------        -------       -------         -------
    Total Automotive Sales                 861           856              (5)           804           798              (6)
    Distillates/Jet Fuel                   332           330              (2)           369           344             (25)
    Other                                  256           266              10            231           264              33
                                       -------       -------         -------        -------       -------         -------
    Total United States                  1,449         1,452               3          1,404         1,406               2
  Europe (a)                               704           651             (53)           697           663             (34)
  Asia-Pacific                             767           830              63            814           835              21
  All Other                                360           434              74            376           443              67
                                       -------       -------         -------        -------       -------         -------
    Total International                  1,831         1,915              84          1,887         1,941              54
                                       -------       -------         -------        -------       -------         -------
  Worldwide                              3,280         3,367              87          3,291         3,347              56
                                       =======       =======         =======        =======       =======         =======
CHEMICAL SALES (MM LBS)
  Worldwide Polyethylene Resin             679           705              26          1,377         1,406              29
  Worldwide Paraxylene                     337           488             151            684           946             262

CHEMICAL SALES BY PRODUCT
  CATEGORY ($MM)
  Petrochemicals                           524           420            (104)         1,051           892            (159)
  Films Products                           194           171             (23)           385           338             (47)
  Chemical Products                         34            41               7             67            79              12
                                       -------       -------         -------        -------       -------         -------
    Total                                  752           632            (120)         1,503         1,309            (194)
                                       =======       =======         =======        =======       =======         =======

-------------------------------

(a) Includes Mobil's share for the M&R alliance with BP in Europe.
(b)  Includes trade and supply sales.